Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PLX Technology, Inc.
Sunnyvale, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2008, relating to the consolidated financial statements, the effectiveness of PLX Technology, Inc.’s internal control over financial reporting, and schedule of PLX Technology, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP
San Francisco, California
September 9, 2008